UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) March 7, 2014 (March 5, 2014)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

______________________________________________________________________________

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Panhandle Oil and Gas Inc. (the “Company”) held its annual meeting (the “The Annual Meeting”) of shareholders on March 5, 2014 at the Tower Hotel in Oklahoma City, Oklahoma.  A quorum consisting of approximately 78% of the Company’s Class A Common Stock issued and outstanding was represented either in person or by proxy.  At the Annual Meeting the Company’s shareholders voted on the following proposals:  (1) election of Michael C. Coffman and Robert A. Reece as directors to serve three year terms; (2) election of Duke R. Ligon as director to serve a one year term; (3) approval of amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan; (4) ratification of selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ended September 30, 2014; (5) advisory vote on executive compensation; and (6) advisory vote to determine frequency of future advisory votes on executive compensation.  Voting results of the proposals are as follows:

Proposal #1 – Election of two directors for a term of three years:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Michael C. Coffman	5,057,126	N/A	96,675	N/A	1,318,054
Robert A. Reece	4,684,446	N/A	469,355	N/A	1,318,054

Proposal #2 – Election of one director for a term of one year:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Duke R. Ligon	4,294,596	N/A	859,205	N/A	1,318,054

Proposal #3 – Amendment of the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	3,858,473	1,187,202	N/A	108,126	1,318,054

Proposal #4 – Ratification of selection of Independent Registered Public Accounting Firm:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	6,343,226	13,832	N/A	36,376	1,318,054

Proposal #5 – Advisory vote on executive compensation:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	4,918,848	102,211	N/A	127,742	1,318,054

Proposal #6 – Advisory vote on frequency of future advisory votes on executive compensation:
	Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
Totals	4,105,689	141,575	781,713	124,824	1,318,054

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

By:  /s/ Michael C. Coffman

Michael C. Coffman,

President and CEO

DATE:    March 7, 2014